                                                                     Exhibit 8.1

                    [Letterhead of Cravath, Swaine & Moore]

                                                               February 22, 2001

               Amended and Restated Agreement and Plan of Merger,
                         Dated as of January 26, 2001,
                Among Johnson & Johnson, HP Merger Sub, Inc. and
                                Heartport, Inc.

Ladies and Gentlemen:

     We have acted as counsel for Johnson & Johnson, a New Jersey corporation ("Johnson & Johnson"), in connection with the proposed merger (the "Merger") of HP Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Johnson & Johnson ("Sub"), with and into Heartport, Inc., a Delaware corporation ("Heartport"), pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of January 26, 2001, among Johnson & Johnson, Sub and Heartport (the "Merger Agreement").

     In providing our opinion, we have examined the Merger Agreement, the registration statement on Form S-4 (which contains a proxy statement/prospectus) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") on February 22, 2001, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in accordance with the provisions of the Merger Agreement and the Registration Statement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct, (iii) the representations made by Johnson & Johnson and Heartport, in their respective letters delivered to us for purposes of this opinion (the "Representation Letters") are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time (as defined in the Merger Agreement) and (iv) any representations made in the Representation Letters "to the knowledge of" or similarly qualified are correct without such qualification. If any of the above described assumptions are untrue for any reason or if the Merger is consummated in a manner that is different from the manner in which it is described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected and may not be relied upon.

     Based upon the foregoing, we are of opinion that the discussion contained in the Registration Statement under the caption "The Merger -- Material United States Federal Income Tax Consequences of the Merger," subject to the limitations, qualifications and assumptions described therein, sets forth the material United States Federal income tax considerations applicable to the Company's stockholders in the Merger. Because this opinion is being delivered prior to the Effective Time, it must be considered prospective and dependent on future events.

     Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. Finally, our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger.

     This opinion is being furnished to you solely for its use in connection with the Registration Statement. We consent to the filing of this opinion as
Exhibit 8.1 to the Registration Statement and to the reference to our firm name therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the SEC promulgated thereunder.

                                          Very truly yours,

                                          /s/  Cravath, Swaine & Moore

Johnson & Johnson
  One Johnson & Johnson Plaza
     New Brunswick, NJ 08933
       Attention: Office of General Counsel